Exhibit 3.60

Form 207
(Revised 05/11)

Submit in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512 463-5709

Filing Fee: $750

Certificate of Formation
Limited Partnership

This space reserved for office use.

FILED
In the Office of the
Secretary of State of Texas
JAN 20 2012
Corporations Section

Article 1 – Entity Name and Type

The filing entity being formed is a limited partnership. The name of the entity is:

Sabra Texas Holdings, L.P.

The name must contain the words "limited," "limited partnership," or an abbreviation of that word or phrase. The name of a limited partnership that is also a limited liability partnership must also contain the phrase "limited liability partnership" or "limited liability limited partnership" or an abbreviation of one of those phrases.

Article 2 – Registered Agent and Registered Office

(Select and complete either A or B and complete C)

☒ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

C T Corporation System

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name *M.I.* *Last Name* *Suffix*

C. The business address of the registered agent and the registered office address is:

350 N. St. Paul Street Suite 2900	Dallas	TX	75201-4234
Street Address	*City*	*State*	*Zip Code*

Article 3—Governing Authority

(Provide the name and address of each general partner.)

The name and address of each general partner are set forth below:

GENERAL PARTNER 1

NAME (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

First Name *M.I.* *Last Name* *Suffix*

OR

IF ORGANIZATION

Sabra Texas GP, LLC

Organization Name

ADDRESS

18500 Von Karman Avenue, Suite 550	Irvine	CA	USA	92612
Street or Mailing Address	*City*	*State*	*Country*	*Zip Code*

RECEIVED
JAN 20 2012
Secretary of State

Form 207 4

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general partner 2

NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL

First Name M.I. Last Name Suffix

OR

IF ORGANIZATION

Organization Name ADDRESS

Street or Mailing Address City State Country Zip Code

“general partner 3

NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL

First Name M.L Last Name Suffix

OR

IF ORGANIZATION

Organization Name ADDRESS

Street or Mailing Address City State Country Zip Code

Article 4—Principal Office

The address of the principal office of the limited partnership in the United States where records are to be kept or made available under section 153.551 of the Texas Business Organizations Code is:

18500 Von Karman Avenue Irvine CA USA 92612

Street or Mailing Address City State Country Zip Code

Supplemental Provisions/Information

Text Area; [The attached addendum, if any, is incorporated herein by reference.]

Effectiveness Of Filing (Select either A, B, or C.)

A. [X] This document becomes effective when the document is filed by the secretary of state.

B. [X] This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

Form 207 5

—06 09 30( C T System Online

C. [ ] This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90Ih day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned general partner affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date: January 13,2012

Signature for each general partner:

Talya Ncvo-Hacohcn, CIO of Sabra Texas Holdings GP, LLC

Form 207 6

Online